Exhibit 99.1
Carl Icahn
Chairman, XO Communications
767 5th Avenue, 47th Floor
New York, NY 10153
March 26, 2010
Dear Carl:
Please accept this letter as my formal resignation from the Board of Directors of XO Holdings, Inc., effective today. I have determined that personal professional obligations require me to withdraw from this Board and others in order to devote more time to new endeavors.
I want to personally thank you and the Company’s management team and my fellow directors for the opportunity to serve the Company over the last years and wish the Company much success in the future.
Sincerely yours,
/s/ Adam Dell
Adam Dell